                                                                     EXHIBIT 2.3

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement"), is made as of March 18th , 2002 (the "Effective Date") by and between Advanced Aerodynamics & Structure, Inc., a Delaware corporation ("Buyer"), and Mooney Aircraft Corporation, a New Jersey corporation ("Seller").

                                    RECITALS:

         A. Seller is Debtor in Possession under the Bankruptcy Case (as defined below).

         B. Seller and Buyer wish to effect a sale to Buyer of the Assets (as defined below) pursuant to Section 363 of the United States Bankruptcy Code (11 USC ss.101 et seq., as amended, the "Bankruptcy Code") under the terms and provisions set forth in this Agreement.

         C. This Agreement is subject to approval of the Bankruptcy Court (as defined below) and to the establishment and implementation of bid procedures as herein set forth.

         NOW, THEREFORE, for and in consideration of the foregoing Recitals (which form an integral part of this Agreement), and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto and to each other, the parties hereto agree as follows:

                                   AGREEMENT:

         1.       Definitions.  The defined terms set forth below form part of
                  -----------
this Agreement. Other capitalized terms used in this Agreement that are not specifically defined herein have the meaning given to them in the Bankruptcy Code.

         Ad Valorem Taxes: past due and current ad valorem personal and real property taxes owed by Seller to the City of Kerrville, Texas and Kerr County, Texas (including, without limitation, a past due claim made for City and County
- $172,299.76) and Kerrville Independent School District and Center Point Independent School District (including, without limitation, a past due claim - $489,493.03) (collectively, the "Taxing Authorities").

         Administrative Fees: an amount equal to: (a) $148,000; plus (b) the
                                                                ----
lesser of: (i) the amount shown on the invoice of Seller's Counsel delivered to Seller at Closing for attorneys' fees and costs earned and accrued between February 1, 2002 and the Closing Date; and (ii) $75,000; plus (c) the lesser of
                                                         ----
(i) the amount shown on the invoice of the Committee's Counsel delivered to Seller at Closing for attorneys' fees and costs earned and accrued between February 1, 2002 and the Closing Date; and (ii) $45,000.

         Agreement: this Agreement, together with all exhibits, schedules and attachments hereto, and together with any amendments or modifications hereto in writing executed by Buyer and Seller.

         Allowed Amount of Unsecured Claims: The total dollar amount allowed by the Bankruptcy Court to be claimed by all unsecured creditors of Seller in the Bankruptcy Case.

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Asset Purchase Agreement

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         Assets: all real and personal, tangible and intangible property owned by Seller as of the Effective Date including, but not limited to: the Real Property, buildings and improvements, machinery and equipment, tools, inventory, aircraft, licenses and permits (to the extent assignable), and Seller's interest in the real and personal property leases described on Exhibit A (the "Assumed
                                                      ---------
Leases"), and the contracts described on Exhibit B (the "Assumed Contracts"),
                                         ---------
but not including the Excluded Assets; provided, however, that notwithstanding anything to the contrary contained in this Agreement, if, at any time prior to the Closing Date, Buyer decides, in its reasonable discretion, that there is a legitimate environmental or a title concern with respect to the Real Property, then, at Buyer's option and upon written notice to Seller (which shall specify the option chosen by Buyer), Buyer may either: (1) exclude the Real Property from the Assets entirely (in which case Seller shall not be required to deliver a Special Warranty Deed with respect thereto), or (2) reserve and delay, for up to sixty (60) days following the Closing Date, its right to decide whether to exclude the Real Property from the Assets or to require Seller to convey the Real Property to it. If Buyer delivers written notice to Seller that it reserves its right to choose for sixty (60) days, then Seller shall deliver the Special Warranty Deed conveying the Real Property to Buyer within three (3) days after receiving timely additional written notice from Buyer requesting that the Real Property be conveyed. If Buyer fails to deliver the additional written notice within the sixty (60) day period following the Closing Date, then Buyer shall be conclusively presumed to have elected to exclude the Real Property from the Assets. The provisions of this definition relating to the Real Property shall survive the Closing but not any termination of this Agreement prior to Closing.

         Assumed Liabilities: Obligations under the Assumed Leases and Assumed Contracts, except to the extent that they include obligations under disguised financing transactions.

         Bankruptcy Case: In re: Mooney Aircraft Corporation, Case No. 01-53433-K, United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the "Bankruptcy Court")

         Buyer's Counsel:  Luce Forward Hamilton & Scripps LLP.

         Closing: The consummation of the purchase and sale of the Assets as contemplated under this Agreement. The date on which Closing occurs is the "Closing Date."

         Committee:  The Official Committee of Unsecured Creditors.

         Committee's Counsel:  Berger Singerman, PA.

         Creditors:   The creditors of Seller.

         Cure Amounts: The cure amounts in respect of the Assumed Leases and the Assumed Contracts, as determined by order of the Bankruptcy Court, but not to the extent that they include obligations under disguised financing transactions.

         Excluded Assets: Seller's cash on hand; Seller's accounts receivable; Seller's corporate records, and records relating to the Bankruptcy Case; Seller's interest in any insurance policies (other than proceeds (if any) related to casualty claims for the Assets to be sold); and except as otherwise specifically provided herein, preference or avoidance claims or other claims arising under the Bankruptcy Code and post-petition claims.

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Asset Purchase Agreement                                                  Page 2

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         Final Order: The Order will be considered "Final" upon the expiration of ten (10) days after the date of entry of the Order, during which time no stay of the Order has been obtained.

         Order: An Order entered in the Bankruptcy Case under which the Bankruptcy Court orders all of the Assets of Seller to be sold to Buyer free and clear of all liens and claims.

         Procedures Order: The order issued by the Bankruptcy Court on March __, 2002 adopting the bidding procedures set forth in the Procedures Motion.

         Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists and all similar types of intangible and/or intellectual property owned, used contracted for and/or licensed by Seller.

         Real Property: The approximately 3.37 acre tract of real property located in the Crook Abstract 114, Survey 71, in Kerr County, Texas, as more particularly described in a Warranty Deed, dated October 4, 1973, recorded at Book 167, Page 346 of the Deed Records of Kerr County, Texas, which is owned in fee simple by Seller.

         Responsible Officer: Greg Murray, or any other person otherwise designated as such by the Bankruptcy Court.

         Sales Tax Note: A Promissory Note in the amount of $154,488.71, payable to the order of the Seller, substantially in the form attached hereto as Exhibit C.
----------

         Security Shares: The number of shares of the common stock of Buyer that are worth, as of the Closing Date, $250,000.00, which shall be restricted as provided in Section 14 below.
            ----------

         Seller's Counsel:  Langley & Banack, Incorporated.

         Shares: The number of shares of the common stock of Buyer that are worth, as of the Closing Date, the value of the Unsecured Claims Equity Payment, which shall be restricted as provided in Section 14 below.
                                         ----------

         Textron Lien: Any valid, first position, enforceable liens and security interests in the Assets that any court of competent jurisdiction determines are held by Textron Financial Corporation.

         Transfer Documents: (a) a Bill of Sale and Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit D, (b) the
                                                        ---------
Release described in Section 15(b) substantially in the form attached hereto as
                     -------------
Exhibit E, (c) a Special Warranty Deed substantially in the form attached hereto
---------
as Exhibit F, and (d) all other transfer and conveyance documents necessary and
   ---------
appropriate to transfer, convey, sell, assign and deliver the Assets to Buyer as required by this Agreement, including any and all documents reasonably requested by any title company in connection with the conveyance of the Real Property to Buyer, in the event that Buyer chooses, in its sole discretion, and at its sole expense, to purchase a title policy covering the Real Property, and the certificate or certificates of insurance required under Section 15(a) of this
                                                        -------------
Agreement.

          Unsecured Claims Cash Payment: The lesser of: (a) $350,000; and (b) three and one-half percent (3.5%) of the Allowed Amount of Unsecured Claims.

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Asset Purchase Agreement                                                  Page 3

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         Unsecured Claims Equity Payment:  The lesser of: (a) $650,000; and (b)
six and one-half percent (6.5%) of the Allowed Amount of Unsecured Claims.

         Unsecured Claims Payment: The total of the Unsecured Claims Cash Payment plus the Unsecured Claims Equity Payment, which is equal to the lesser
        ----
of: (a) $1,000,000; and (b) ten percent (10%) of the Allowed Amount of Unsecured Claims.

         Warrant: The Warrant to purchase shares of common stock of Buyer, substantially in the form attached hereto as Exhibit G, for the number of shares
                                             ---------
that when multiplied by the per share value of the common stock of Buyer as of the Closing Date equals to $1,000,000.00.

         2. Sale and Purchase.  Subject to approval of the Bankruptcy Court and
            -----------------
to the Final Order, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Assets, in accordance with this Agreement.

         3. Transfer; Closing. Seller shall sell, transfer, convey and deliver
            -----------------
the Assets to Buyer pursuant to Section 363 of the Bankruptcy Code, free and clear of all liens and claims, other than the Ad Valorem Taxes, and the Textron Lien, by delivering the Transfer Documents to Buyer at Closing. Except as otherwise provided in a writing signed by Buyer and Seller, the Closing will take place within 10 days after the Final Order, but, except as otherwise agreed by Buyer and Seller in writing, in no event later than April 3, 2002 (provided however, that if the Order is timely issued but is then stayed before becoming Final, then the Closing shall take place within 5 days following the termination of the stay), at the offices of Seller's Counsel, at 10:00 a.m. Central Standard Time, on the date chosen by Seller with two (2) business days' notice to Buyer. At Closing, Buyer shall deliver the Purchase Price to Seller and Seller shall deliver the Transfer Documents, duly executed, together with a certified copy of the Final Order to Buyer.

         4. Consideration.
            -------------

            a. In consideration for the Assets to be purchased from Seller, Buyer agrees to deliver to Seller (the following are collectively defined to be the "Purchase Price"): (a) $8 million, as increased in accordance with Section
                                                                       -------
6(c) (the "Credit Bid"), which Seller acknowledges is a portion of Buyer's
----
Allowed Claim in the Bankruptcy Case - Buyer shall be given credit for having paid this amount at Closing without having to make a cash payment to Seller, provided that, upon Closing, Buyer's Allowed Claim in the Bankruptcy Case shall be deemed to have been reduced as provided in Section 6(d); (b) cash in the
                                              ------------
amount of (i) the Administrative Fees, plus, (ii) $15,000, plus (iii) the
                                       ----                ----
Unsecured Claims Cash Payment; (c) the Sales Tax Note; (d) the Shares; (e) the Warrant; (f) assumption of the Ad Valorem Taxes; and (g) payment of the Cure Amounts.

             b. Seller agrees and understands that if the Allowed Amount of Unsecured Claims is not finally determined by the Bankruptcy Court prior to the Closing Date, then Buyer shall deliver the Unsecured Claims Cash Payment in the amount of $350,000, and the number of Shares equal in value to $650,000, both of which are to be held in trust as provided in the Final Order, with the understanding that if the Allowed Amount of Unsecured Claims, as finally determined by the Bankruptcy Court, is less than $10,000,000.00, then immediately after the date of that determination, the difference between $1,000,000 and ten percent (10%) of the

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Asset Purchase Agreement                                                  Page 4

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Allowed Amount of Unsecured Claims shall be refunded to Buyer in cash and return of stock in the same ratio as originally tendered to Seller hereunder.

         5. Conditions.
            ----------

            (a) The obligation of Buyer to consummate the transactions contemplated by this Agreement is conditioned only on the occurrence of each of the following events:

                (i) On or before March 1, 2002, Seller has submitted a Motion under Section 363 of the Bankruptcy Code for sale of the Assets to Buyer pursuant to this Agreement ("Sale Motion") and has thereafter used its reasonable efforts to obtain an expeditious hearing on the Sale Motion.

                (ii) The Order is entered on or before March 21, 2002, subject to extension of this date by written agreement of Buyer and Seller.

                (iii) The Order becomes Final on or before March 31, 2002, subject to extension of this date by written agreement of Buyer and Seller.

                (iv) Seller complies with the terms of this Agreement, including, without limitation, its obligation to deliver the Transaction Documents at Closing, within ten (10) days' after written notice by Buyer to Seller of any alleged failure to do so.

                (v) Seller's representations and warranties made in this Agreement are true and correct as of the Closing.

            (b) The obligation of Seller to consummate the transactions contemplated by this Agreement is conditioned only on the occurrence of each of the following events:

                (i) The Order is entered on or before March 21, 2002, subject to extension of this date by written agreement of Buyer and Seller.

                (ii) The Order becomes Final on or before March 31, 2002, subject to extension of this date by written agreement of Buyer and Seller.

                (iii) Buyer complies with the terms of this Agreement, including, without limitation, its obligation to deliver the Transaction Documents at Closing, within ten (10) days' after written notice by Seller to Buyer of any alleged failure to do so.

                (iv) Buyer's representations and warranties made in this Agreement are true and correct as of the Closing.

         6.  Bankruptcy Proceedings.

                (a) On February 26, 2002, Seller filed with the Bankruptcy
Court a motion outlining proposed bid procedures with respect to the sale of the Assets (the "Procedures Motion"). The Procedures Motion provided that an offer other than the agreement set forth herein will not be favorably considered by Seller unless the offer: (i) includes a cash component that exceeds the amount of the Credit Bid provided under this Agreement (or any then effective amendment hereof) by at least $250,000.00; (ii) includes an amount comparable to the

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Asset Purchase Agreement                                                  Page 5

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Unsecured Creditors Payment provided under this Agreement that exceeds the value of the Unsecured Creditors Payment by at least 2.5%, (iii) provides for the proposed buyer to make a cash deposit with Seller's Counsel, in trust, of $1,000,000.00; and (iv) contains terms that are substantially similar to the terms of the Term Sheet for Acquisition of Assets by AASI, dated February 26, 2002, by and among Seller, Buyer and the Committee (the "Term Sheet"); The Procedures Motion also provided that if Buyer is not the successful bidder, then so long as Buyer is then in compliance with this Agreement, Buyer shall receive an exit fee of $200,000.00 upon termination of this Agreement (the "Exit Fee").

                (b) Buyer understands and agrees that although this Agreement may be signed by Seller, the process of sale pursuant to the Sale Motion and the Procedures Motion creates, in essence, an auction environment and that Seller cannot warrant or represent that, in fact, Buyer will be the successful purchaser of the Assets, or that Buyer will acquire the Assets for the Purchase Price, and that Buyer's sole and exclusive remedy therefor will be the Exit Fee, the payment received on account of its Claim, and any other compensation or reimbursement specifically authorized by the Bankruptcy Court. Seller may negotiate with other persons regarding purchase of the Assets as required under Procedures Order. Seller may accept an alternate bidder, but only on the terms and conditions set forth in the Procedures Order or as otherwise expressly required by the Bankruptcy Court, and in no event may Seller solicit or accept alternate bids after the Final Order is entered.

                (c) Immediately upon receipt of an offer by a third party to purchase the Assets that offer is in compliance with the Procedures Order (a "Third Party Offer"), Seller shall deliver a copy of the Third Party Offer to Buyer, and Buyer shall have the right, prior to the date and time of the hearing scheduled by the Bankruptcy Court to hear the Sale Motion, to send to Seller written notice of its intent to increase its Credit Bid under this Agreement, specifically stating the amended amount of the Credit Bid (the "Purchase Price Increase Notice"), and upon receipt by Seller of the Purchase Price Increase Notice, Seller and Buyer shall immediately enter into a formal amendment of this Agreement amending the Credit Bid amount as provided in the Purchase Price Notice Increase, but even if Seller and Buyer fail to enter into such an amendment, this Agreement shall nonetheless be deemed to have been amended by the Purchase Price Notice Increase, but only to the extent that it increases the Credit Bid, and not otherwise.

                (d) For purposes of the Bankruptcy Case, Buyer and Seller agree (and the Committee accepts) that: (i) Buyer shall be deemed to have a deficiency claim (the "Deficiency Claim") equal to the difference between $13,700,000.00, which is the amount of Buyer's Claim in the Bankruptcy Case, and the final Credit Bid; and (ii) Buyer shall be deemed to have an Allowed Unsecured Claim in the Bankruptcy Case in the amount of the Deficiency Claim and shall be eligible for voting and treatment in any plan of reorganization of Seller (a "Reorganization Plan"); provided however, that if, but only if: (A) Closing occurs and (B) Buyer has a right to recover any amount on the Deficiency Claim, then upon the "Effective Date" of the Reorganization Plan, if any, Buyer's right to recover any amount under the Deficiency Claim shall be deemed to be subordinate to the claims of the other Unsecured Creditors for distribution purposes. The provisions of this subsection shall survive Closing, but not any other termination of this Agreement.

         7.  Representations and Warranties of Seller.  Seller represents and
             ----------------------------------------
warrants to Buyer as of the Effective Date, and again as of the Closing Date, that the following statements are true and correct:

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Asset Purchase Agreement                                                  Page 6

             (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is authorized to do business under the laws of the State of Texas.

             (b) Seller has full power and authority (as provided under the Order and other applicable orders of the Bankruptcy Court) to execute and deliver this Agreement and to perform its obligations hereunder.

             (c) Neither the execution and delivery of this Agreement, nor the Closing of the transactions contemplated hereby will, except as specifically allowed by the Bankruptcy Court, directly or indirectly contravene, conflict with, or result in a violation of the provisions of Seller's organizational documents.

             (d) Seller has good and marketable title to all of the Assets. Seller has not granted any leases, and there are no other tenancies in effect with respect to the Real Property.

             (e) Except for the Ad Valorem Taxes and the Cure Amounts, and as affected by the proceedings under the Bankruptcy Case, each of the Assumed Leases and Assumed Contracts is in full force and effect and is valid and enforceable in accordance with its terms, and Seller is in full compliance with the terms of each of them, and no person has repudiated any provision thereof.

             (f) Except as affected by the proceedings under the Bankruptcy Case, Seller possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use, the Proprietary Rights.

             (g) Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions, or other similar payments, in connection with this Agreement and the transactions contemplated hereby.

         8.  Representations and Warranties of Buyer.  Buyer represents and
             ---------------------------------------
warrants to Seller as of the Effective Date, and again as of the Closing Date, that the following statements are true and correct:

             (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (b) Buyer has full power and authority (subject to the approval of the Bankruptcy Court) to execute and deliver this Agreement and to perform its obligations hereunder, and the transactions contemplated by this Agreement have been duly authorized by Buyer's board of directors and/or any other necessary party (subject to the approval of the Bankruptcy Court). All stock to be issued by Buyer under this Agreement, and the Warrant, have been reserved for issuance by Buyer by all required corporate action, and upon issuance in accordance with the terms of this Agreement, shall be free of preemptive rights.

             (c) Neither the execution and delivery of this Agreement, nor the Closing of the transactions contemplated hereby will, except as specifically allowed by the Bankruptcy Court, directly or indirectly contravene, conflict with, or result in a violation of the provisions of Buyer's organizational documents.

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Asset Purchase Agreement                                                  Page 7

             (d) Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions, or other similar payments in connection with this Agreement and the transactions contemplated hereby.

         9.  Assets Conveyed "AS IS". The Assets will be sold in their present
             -----------------------
condition, AS IS, WHERE IS, AND WITH ALL FAULTS. Except as specifically provided in Section 7 above, including the warranty of marketable title, Seller makes no
   ---------
warranties or representations of any nature whatsoever regarding the Assets including, but not limited to, warranties of fitness for a particular purpose, or of merchantability, all of which are excluded. The Assets will be transferred as of Closing in their present condition, except for fair wear and tear, the effect of passage of time, the effect of general economic and market conditions, and the effect of any non-material shrinkage.

         10. Maintenance. Consistent with its budget as submitted to the
             -----------
Bankruptcy Court (the "Budget"), and the limited staff currently employed by Seller, Seller shall use its reasonable efforts to maintain its parts business, parts inventory, and its type certificates and production certifications in substantially their present condition. Subject to the Budget, and to the notice and cure provisions contained in the Assumed Leases and Assumed Contracts, with respect to each of the Assumed Leases and Assumed Contracts, Seller shall not take or fail to take any action between the Effective Date and the Closing Date that would cause a default, an event of default, or give any another party thereto the right to terminate that Assumed Lease or Assumed Contract. Subject to reasonable prior notice to Seller, Buyer shall have the right to perform periodic inspections between the Effective Date and the Closing Date to assure compliance by Seller with this Agreement. Furthermore, in addition to the foregoing, with respect to the Real Property, Seller shall allow Buyer and its agents (including, without limitation, its environmental consultants) reasonable access to the Real Property for the purpose of conducting any environmental studies and/or testing that Buyer deems necessary in its sole discretion.

         11. No Liabilities.  Buyer is not acquiring any accounts payable of
             --------------
Seller. Further, except for the Assumed Liabilities, Buyer is not acquiring, and will not acquire, by the consummation of the transactions contemplated by this Agreement or otherwise, any liabilities of Seller. There will be no proration of Ad Valorem Taxes, which shall be assumed by Buyer at Closing.

         12. Termination; Failure to Close.
             -----------------------------

             (a) If: (i) any one of the conditions set forth in Section
                                                                -------
5(a)(i), 5(a)(ii), 5(a)(iiii) 5(b)(i), or 5(b)(ii) is not satisfied as and when
-------------------------------------     --------
required thereby; or (ii) an order is entered authorizing the sale of the Assets to an entity other than Buyer, then, on the date on which the first of the foregoing occurs, this Agreement shall terminate without any liability on the part of Seller or Buyer to the other, provided, however, that, if applicable under the Procedures Order, Seller shall pay to Buyer the Exit Fee.

             (b) If any one of the conditions set forth Section 5(a)(iv) or
                                                        ----------------
5(a)(v) is not satisfied on or before the Closing, then Buyer has the right, but
-------
not the obligation, to deliver written notice to Seller that it is terminating the Agreement, and upon delivery of that notice to Seller, this Agreement shall immediately terminate; provided, however, that, if applicable under the Procedures Order, Seller shall pay to Buyer the Exit Fee.

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Asset Purchase Agreement                                                  Page 8

             (c) If any one of the conditions set forth in Section 5(b)(iii) or
                                                           -----------------
5(b)(iv) is not satisfied on or before the Closing, then Seller has the right, but not the obligation, to deliver written notice to Buyer that it is terminating the Agreement, an upon deliver of that notice to Buyer, this Agreement shall immediately terminate; provided, however, that Seller shall retain all rights and remedies available to Seller against the Buyer at law or in equity, including those for breach of contract.

             (d) If Seller fails to perform its obligations under this Agreement, then Buyer shall be entitled to enforce specific performance within the Bankruptcy Court by an appropriate adversary action.

             (e) Any claim by Buyer for damages under this Agreement in connection with a breach by Seller of the representations and warranties contained in this Agreement shall be considered to be a claim for an administrative expense pursuant to ss.503 of the Bankruptcy Code under the Bankruptcy Case and, therefore, Buyer shall be barred from asserting any such claim from and after the "Bar Date" set for asserting such claims provided by the Bankruptcy Court in connection with the Bankruptcy Case.

         13. Committee Approval. An authorized representative or agent of the
             ------------------
Committee has executed this Agreement as "approved" to evidence its support of this Agreement, including the Bankruptcy Court procedures, and by its execution here the authorized representative hereby waives any and all rights of the Committee (but not its individual members as creditors of the bankruptcy estate) to challenge the provisions and/or enforceability of this Agreement as between Buyer and Seller for all purposes, including, but not limited to the proceedings in the Bankruptcy Case.

         14.      Restriction on Shares.
                  ---------------------

                  (a) The Shares to be delivered by Seller at Closing shall be restricted until the earlier of: (i) the date on which the United States Securities and Exchange Commission approves a "no action" letter submitted to it to the effect that the Shares may be resold pursuant to Section 1145 of the Bankruptcy Code (the "No Action Letter"); or (ii) the date on which the resale of the Shares has been registered with the Securities Exchange Commission or an exemption from registration of such resale pursuant to SEC Rule 144(k) is available. The certificates evidencing the Shares shall bear an appropriate legend reflecting the applicable restriction, and if the No Action Letter is issued permitting resale under Section 1145, then the Buyer shall promptly, upon request, remove this restrictive legend from the Shares (this provisions shall not be deemed to require removal of the restrictive legend described in subsection 9c) below).

                  (b) Buyer agrees to use commercially reasonable efforts to obtain the No Action Letter prior to the Closing Date, and in any event within sixty (60) days following the Closing Date. If Buyer is unable to obtain the No Action Letter on or before the Closing Date, then, in addition to the Shares to be delivered by Seller at Closing, Buyer agrees to deliver the Security Shares to Seller's Counsel to be held in trust for the benefit of Seller.

                      (i) If Buyer is unable to obtain the No Action Letter prior to the sixty-first (61st) day after the Closing Date, then on that date, Buyer's Counsel shall deliver the Security Shares to Seller, as its sole and exclusive remedy for Buyer's failure to deliver the No

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Asset Purchase Agreement                                                  Page 9

Action Letter, and Buyer shall have no further obligations to obtain a No Action Letter, nor to register the shares, nor comply with the requirements that would permit resale of the Shares under "Rule 144" or other exemptions from registration. Notwithstanding the foregoing sentence, if the No Action Letter is not issued, and Buyer files a registration statement (other than a registration statement on Form S-4 or Form S-8) within two (2) years of the Closing Date, then to the extent not in violation of agreements of Buyer existing at the Closing concerning registration of Buyer's stock, and to the extent not precluded by the registration obligations under such other agreements, Buyer shall grant the Shares "piggyback" registration rights with respect to such registration statement. If any such registration statement has been filed in connection with an underwritten offering, the "piggyback" registration rights will be subject to customary underwriter cutback requirements and a requirement that the selling shareholder become a party to the underwriting agreement. The Security Shares, to the extent actually delivered to Seller in accordance herewith, shall bear the same restrictions on transfer as those contained in the Shares (including, without limitation, the restrictions set forth in subsection
(a) above, and subsection 9c) below.

                  (ii) If Buyer delivers the No Action Letter to Seller prior to the sixty-first (61st) day after the Closing, then immediately upon the delivery, Buyer's Counsel shall return the Security Shares and possession of the certificates evidencing the Security Shares to Buyer, and Buyer shall have no further obligations to deliver the Security Shares to Seller hereunder.

              (c) In addition to the foregoing restrictions on transfer (specifically including the prohibition on transfer of any of the Shares before the No Action Letter is obtained), and in addition to any other legal restrictions on the transfer of the Shares, the Shares shall also be restricted as a matter of agreement between Buyer and Seller (and the certificates evidencing the Shares shall bear an appropriate legend) as follows: (i) not more than one tenth (1/10th) of the total Shares (the "Monthly Allowed Amount') issued at Closing may be transferred during the calendar month in which the Closing occurs and each successive calendar month that follows (each, a "Month"); provided, however, that to the extent that less than the Monthly Allowed Amount is transferred in any one Month, then any unsold portion of the Monthly Allowed Amount may be transferred in any subsequent Month, such that, after the end of the tenth (10th) Month after the Closing Date, none of the Shares shall be subject any longer to the restrictions set forth in this subsection. After the Shares are distributed to each of the Creditors, the Monthly Allowed Amount shall be determined as to each Creditor on an individual basis, and not on an aggregate basis. That is, no single Creditor may sell in any month more than 1/10th of such Creditor's Shares plus any of such Creditor's Shares previously released for sale hereunder that remain unsold. The provisions of this Section 14 shall survive Closing, but not any termination of this
        ----------
Agreement prior to Closing. Buyer may place a legend on the Shares indicating this restriction, but if so, shall immediately remove such legend upon request of any party after the tenth (10th) month following the Closing Date.

         15. Limited Indemnity; Release.
             --------------------------

             a. At Closing, Seller will provide Buyer with a limited indemnity as to claims covered by products liability insurance (if any) carried by Seller (the "Insurance Policies") to the extent (only) that the claims are actually covered by that insurance and the indemnity is payable only out of proceeds (if any) of that insurance, so that in no event would the indemnity be paid out of retained assets of Seller; further, nothing in the indemnity will require Seller to continue or renew its coverage beyond the current policy expiration. Furthermore, at (or prior

--------------------------------------------------------------------------------
Asset Purchase Agreement                                                 Page 10

to) the Closing Seller shall cause the Insurance Policies to be amended to include Buyer as an additional insured, and shall, at Closing deliver to Buyer certificates of insurance reflecting that fact.

             b. At Closing, Seller will and, by accepting Buyer's payment of the Purchase Price hereunder does, release any and all claims and causes of action that it (and/or its bankruptcy estate) may hold, if any (and specifically including all avoidance actions and other choses in action under Chapter 5 of the Bankruptcy Code owned by Seller and/or its bankruptcy estate), against Buyer, Congress Financial Corporation, and/or any of their respective officers, directors, agents, employees, attorneys, or affiliates acting in those capacities, save and except those arising directly from a breach of this Agreement by Buyer. Seller shall confirm this release in writing as of Closing.

             c. Notwithstanding anything to the contrary contained in this Agreement, including the provisions of the indemnity set forth in Section 15(a)
                                                                  -------------
above, except for the Assumed Liabilities and as otherwise expressly provided in
Section 11 above, Buyer does not, and shall not as a result of the consummation
----------
of the transactions contemplated hereunder, or otherwise, assume any liability, duty, or obligation, including, without limitation, "Claims" (as that term is defined under ss. 101(5) of the Bankruptcy Code), claims for legal costs and attorneys' fees, liability for bodily injury, personal injury and or property damage (or the loss of use of property, whether or not that property has been physically damaged or destroyed), which arises from or otherwise relates to: (i) the Seller's operations; or (ii) any other act or omission relating to the conduct of the Seller, including, without limitation, those that arise from or relate to: (A) anything designed, manufactured, altered, modified, supplied and/or sold by Seller; (B) any advisory services provided by Seller; and (C) any obligation or duty owed by Seller. In particular, and without limitation, Buyer does not, and shall not assume or be deemed responsible for any liability, duty, or obligation of Seller in connection with any aircraft designed, manufactured, modified, supplied and/or sold by Seller, including, without limitation, those aircraft (or any part thereof) bearing any serial number through: (1) with respect to Model J, 24-3431; (2) with respect to Model K, 25-2032, (3) with respect to Model L, 26-0041, with respect to Model M, 27-0316, (4) with respect to Model R, 29-0279, (5) with respect to Model S, 30-0062, and (6) with respect to Model T, 28-0001, each of which are believed to be the highest serial number issued to any aircraft for the relevant model produced by Seller prior to the date of Closing, specifically including without limitation, in connection with any Claims pursued against Seller under the litigation referred to in the Petitioner's Motion for Relief From Automatic Stay Pursuant to 11 U.S.C. ss.362(d), filed on March 13, 2002 with the Bankruptcy Court by the Estate of Frank H. Johnson and FHJ Aviation Inc. as petitioners.

             d. The provisions of this Section 15 shall survive the Closing, but
                                       ----------
not any termination of this Agreement prior to Closing.

         16. Subject to Bankruptcy Court Approval.  Notwithstanding anything to
             ------------------------------------
contrary provided herein, this Agreement is, in all things, subject to approval of the Bankruptcy Court and the entry of an Order, and the Order becoming a Final Order.

         17. Notices. Notices required or provided hereunder shall be in
             -------
writing, shall be addressed to the recipient at the address set forth below, including all copy addresses, shall be copied to each party (other than the giver of the notice), including copy of recipients, and shall be set by hand delivery (effective on delivery), facsimile (effective on receipt, provided that the giver of the notice shall obtain telephonic confirmation of receipt), by overnight delivery

--------------------------------------------------------------------------------
Asset Purchase Agreement                                                 Page 11

(effective on receipt) or by certified mail, return receipt requested (effective the second business day following deposit into the United States Mail). Notice addresses are as follows:

                  If to Seller:        Mr. Greg T. Murray
                                       Mooney Aircraft Corporation USA
                                       Louis Schreiner Field
                                       Kerrville, TX  78028
                                       Telephone:  (830) 896-6000
                                       Facsimile:    (830) 896-8180

                  And a copy to:       Mr. Steven R. Brook
                                       Langley & Banack, Inc.
                                       745 East Mulberry, Suite 900
                                       San Antonio, Texas 78205
                                       Telephone:  (210) 736-6600
                                       Facsimile:    (210) 735-6889

                  If to Buyer:         Mr. J. Nelson Happy
                                       Advanced Aerodynamics & Structure, Inc.
                                       3205 Lakewood Blvd.
                                       Long Beach Airport, CA  90808
                                       Telephone: (562) 938-8618
                                       Fax: (562) 938-8620

                  With a copy to:      Mr. Eric Terry
                                       Haynes and Boone, LLP
                                       112 East Pecan Street, Suite 1600
                                       San Antonio, Texas 78205
                                       Telephone:  (210) 978-7424
                                       Facsimile:    (210) 978-7450

                  With a copy to:      Mr. Otto E. Sorensen
                                       Luce, Forward, Hamilton & Scripps, LLP
                                       600 West Broadway, Suite 2600
                                       San Diego, CA  92101
                                       Telephone:  (619) 699-2534
                                       Facsimile:    (619) 645-5324

                  Whether to Buyer or Seller,
                  a Required Copy to the
                  Committee's Counsel:

                                       Mr. James Fierberg
                                       Berger Singerman
                                       200 South Biscayne Blvd., Suite 1000
                                       Miami, FL 33121
                                       Telephone:        (305) 755-9500
                                       Facsimile:        (305) 714-4340

         18.      Miscellaneous.
                  -------------

--------------------------------------------------------------------------------
Asset Purchase Agreement                                                 Page 12

                  (a) Neither Buyer nor Seller may assign its rights under this Agreement to any party without the written consent of the other, except: (i) in the case of Seller, as specifically provided by the Bankruptcy Court, and (ii) in the case of Buyer, to an affiliate of Buyer; provided that any such assignment shall not relieve Buyer of its obligations under this Agreement. Except to the extent that assignment of this Agreement is limited by the foregoing, this Agreement is binding on, and shall inure to the benefit of Buyer and Seller and their respective successors and assigns.

                  (b) A "business day" is a day other than a Saturday, Sunday or other day that banks in Bexar County, Texas are generally closed for their normal banking business.

                  (c) Each party will be responsible for its own professional fees and their costs in this transaction.

                  (d) This Agreement may be executed in one or more counterparts, each of which, when taken together will be deemed to constitute one and the same agreement.

                  (e) This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations. Except as otherwise specifically provided herein, this Agreement may not be amended except by a written agreement executed by Buyer and Seller, and may be amended with or without the joinder of the Committee; provided, however, that if the Committee does not execute any such amendment to acknowledge their consent thereto, then the Committee's approval of this Agreement shall not necessarily extend any amendment that is not executed by an authorized representative of the Committee.

                  (f) Each of Buyer and Seller agrees to execute and deliver to each other those other documents and to do all other acts that the other party reasonably requests in connection with the consummation of the transactions contemplated by this Agreement, in order to carry out the intent of this Agreement.

                  (g) The Bankruptcy Court shall retain jurisdiction to resolve any disputes that may arise under this Agreement.

                  (h) This Agreement shall be governed by the laws of the State of Texas, without reference to its choice of law provisions, and where applicable, the Bankruptcy Code.

                         [signatures on following page]

--------------------------------------------------------------------------------
Asset Purchase Agreement                                                 Page 13

                                 Signature Page
                                       to
                            Asset Purchase Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

                                 Buyer:

Buyer's Contact Information:     ADVANCED AERODYNAMICS & STRUCTURE, INC.
---------------------------      a Delaware corporation


3205 Lakewood Blvd.
Long Beach Airport, CA  90808
Telephone: (562) 938-8618
Fax: (562) 938-8620              By:  /s/ J. Nelson Happy
                                      --------------------------------------
                                      J. Nelson Happy
                                      Executive Vice President and General
                                      Counsel

                                 Seller:
                                 -------

Seller's Contact Information:    MOONEY AIRCRAFT CORPORATION,
----------------------------     a New Jersey corporation


Louis Schreiner Field
Kerrville, TX  78028
Telephone:  (830) 896-6000
Facsimile:  (830) 896-8180       By:  /s/ Greg T. Murray
                                      --------------------------------------
                                      Greg T. Murray, Responsible Person



APPROVED BY THE COMMITTEE on March 18, 2002:
                                   --

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:      /s/ illegible
         --------------------------------------------
Name:    James [illegible]
         --------------------------------------------
Title:   as atty
         --------------------------------------------


--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit A
                                       to
                            Asset Purchase Agreement

                             List of Assumed Leases
                             ----------------------

         1. Lease, dated January 10, 1963, between the City of Kerrville and the County of Kerr, as lessor, and Mooney Aircraft, Inc., as lessee, as recorded in Volume L, Page 598 of the Kerr County Commissioner's Court Minutes, and in Volume 139, Page 218 of the Kerr County Deed Records, as amended by: (1) a Lease Amendment, dated December 13, 1966, between the City of Kerrville and the County of Kerr, as lessor, and Mooney Aircraft, Inc., as lessee, recorded in Volume M, Page 416 of the Kerr County Commissioner's Court Minutes, and in Volume 139, Page 214 of the Kerr County Deed Records; (2) an Assignment of Leaseholds, dated March 25, 1969, assigning the interest of Mooney Aircraft, Inc., as lessee to Mooney Aircraft Corporation, executed by Lukin Gilliland, Esq. on, as Receiver and Trustee in Bankruptcy of Mooney Aircraft, Inc. and Mooney Corporation, recorded in Volume 137, Page 437 of the Deed Records of Kerr County, Texas; (3) an Amendment of Lease Agreement, dated September 29, 1970, by Aerostar Aircraft Corporation of Texas (f/k/a Mooney Corporation), as lessee, and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor, recorded in Volume 167, Page 127 of the Kerr County Deed Records; (4) Amendment of Lease, dated August 27, 1973, by and between BAACT Corp. (f/k/a Aerostar Aircraft Corporation of Texas), as lessee and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor; (5) Assignment of Lease, dated October 4, 1973, assigning the interest BAACT Corp. (f/k/a Aerostar Aircraft Corporation of Texas), to Seller; (6) Amendment to Lease, dated November 27, 1984, by and between Seller, as lessee, and the City of Kerrville and the County of Kerr acting by and through the Kerrville-Kerr County Joint Airport Board, as lessor; and (7) Landlord Estoppel and Access Agreement, dated ____, 1995, by and between the City of Kerrville, the County of Kerr, the Kerrville-Kerr County Joint Airport Board (collectively as the lessor) and Congress Financial Corporation, as lender, recorded in Volume 808, Page 736 of the Kerr County Deed Records. This Lease covers what is referred to as "Tracts 1, 2 and 3" in the Debtor's schedules in the Bankruptcy Proceeding (the "Schedules").

         2. City-County Mooney Airport Lease - 1982, dated April 29, 1982, by and between the City of Kerrville and Kerr County, as lessor, and Seller, as lessee, recorded in Volume 260, Page 577 of the Kerr County Deed Records, as amended by an Amendment to Lease, dated November 27, 1984, by and between the City of Kerrville and Kerr County, as lessor, and Seller, as lessee. This Lease covers what is referred to as "Tract 4" in the Schedules.

         3. Commercial Hangar Lease Agreement Among the City of Kerrville, Texas, the County of Kerr, Texas and Mooney Aircraft Corporation, Inc., dated August 27, 1997, by and between the City of Kerrville, Texas and the County of Kerr, Texas (as lessor), and Seller, as lessee. This Lease covers what is referred to as "Tract 19" in the Schedules.

         4. Lease, dated January 23, 1963, by and between the Kerr County Industrial and Development Foundation, Inc., as lessor and Mooney Aircraft, Inc., as lessee, as affirmed by written estoppel of lessor dated November 30, 1984, providing that Seller was then the current lessee under the lease. This Lease covers what is referred to as "Tract 5" on the Schedules.

--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit B
                                       to
                            Asset Purchase Agreement

                            List of Assumed Contracts
                            -------------------------

Buyer and Seller agree and acknowledge that the negotiation of this Agreement has been on a "fast track," and that even after the execution of this Agreement, Buyer will continue to conduct due diligence activities with respect to the executory contracts of Seller to be assumed by Buyer hereunder. Notwithstanding anything to the contrary contained in this Agreement, Buyer reserves the sole exclusive right and option, prior to the Closing, to delete items from this Exhibit B, by delivering written notice to Seller of any such changes.

------------------------------------------ -------------- --------------------------------------------------------
                  Other Party                  Date                          Brief Description
                  -----------                  ----                          -----------------
------------------------------------------ -------------- --------------------------------------------------------
Advanta Business Services Corp.              9/10/1999    Lease of wire cutter-marker
------------------------------------------ -------------- --------------------------------------------------------
Advanta Business Services Corp.             10/12/1999    Lease of IBM computer server
------------------------------------------ -------------- --------------------------------------------------------
Advanta Business Services Corp.             12/16/1996    Telephone Equipment Lease #050-0280095-001
------------------------------------------ -------------- --------------------------------------------------------
Citicorp Vendor Finance                      5/1/2001     Lease of 35 Gateway computers -  Acct No. 6140230
------------------------------------------ -------------- --------------------------------------------------------
Conseco Finance                              9/5/2000     Lease of Gateway computers
------------------------------------------ -------------- --------------------------------------------------------
DFS Acceptance Corp.                         5/5/2000     Lease of Dell computers
------------------------------------------ -------------- --------------------------------------------------------
DFS Acceptance Corp.                         2/15/2001    Lease of Dell computers
------------------------------------------ -------------- --------------------------------------------------------
First Federal Leasing                        8/16/1999    Lease of IBM computer server
------------------------------------------ -------------- --------------------------------------------------------
First Federal Leasing                        8/10/1999    Lease of compressed air system
------------------------------------------ -------------- --------------------------------------------------------
Kronos                                       3/1/2000     Lease of Kronos software
------------------------------------------ -------------- --------------------------------------------------------
Kronos                                       3/1/2001     Lease of Kronos software upgrade
------------------------------------------ -------------- --------------------------------------------------------
Citicorp Del Lease, Inc.                     5/26/1999    Lease of receiving forklift
------------------------------------------ -------------- --------------------------------------------------------
Avantex, Inc.                                2/27/2001    License for computer programs and manuals
------------------------------------------ -------------- --------------------------------------------------------
DenAero Financial Corp                       8/19/1999
------------------------------------------ -------------- --------------------------------------------------------
DenAero Financial Corp                       9/22/1999
------------------------------------------ -------------- --------------------------------------------------------
Herman Miller Capital                           ???       Lease of Modular Furniture -
                                                          Lease No. 0081689-000
------------------------------------------ -------------- --------------------------------------------------------
Herman Miller Capital                           ???       Lease of Modular Furniture -
                                                          Lease No. 0081689-001
------------------------------------------ -------------- --------------------------------------------------------
Aerospace Systems & Technologies, Inc.       6/3/1999     Known Ice Avoidance Systems
------------------------------------------ -------------- --------------------------------------------------------
Aurora Bearing                                Pending     Bearings
------------------------------------------ -------------- --------------------------------------------------------
Browning Ferris Industries                   5/30/2001    Trash Disposal
------------------------------------------ -------------- --------------------------------------------------------
Bild                                          Pending     Fasteners/Hardware
------------------------------------------ -------------- --------------------------------------------------------
Concorde Battery Corporation                 7/12/2000    A/C Batteries

------------------------------------------ -------------- --------------------------------------------------------
Contour Composites                           1/30/2001    Parts/Assembly
------------------------------------------ -------------- --------------------------------------------------------

--------------------------------------------------------------------------------
Asset Purchase Agreement

------------------------------------------ -------------- --------------------------------------------------------
                  Other Party                  Date                          Brief Description
                  -----------                  ----                          -----------------
------------------------------------------ -------------- --------------------------------------------------------
Eaton Aerospace                              11/1/2000    Gear Actuator

------------------------------------------ -------------- --------------------------------------------------------
Garmin International                        10/14/2000    Avionics

------------------------------------------ -------------- --------------------------------------------------------
Goodrich Avionics                             Pending     Avionics
------------------------------------------ -------------- --------------------------------------------------------
Goodyear                                      Pending     Tires
------------------------------------------ -------------- --------------------------------------------------------
Honeywell                                     Pending     Autopilot
------------------------------------------ -------------- --------------------------------------------------------
McCauley Propeller Systems                   4/15/1999    Propellers
------------------------------------------ -------------- --------------------------------------------------------
Moritz Corporation                           12/1/1999    Engine Monitoring
------------------------------------------ -------------- --------------------------------------------------------
Precise Flight  Inc.                         7/30/1999    Speed Brakes
------------------------------------------ -------------- --------------------------------------------------------
TCM                                           Pending     Engines
------------------------------------------ -------------- --------------------------------------------------------
Transtar  Metals                             12/1/1999    Metal
------------------------------------------ -------------- --------------------------------------------------------
TW Metals                                    12/1/1999    Metal
------------------------------------------ -------------- --------------------------------------------------------
Penny Host                                   6/1/2000     Website Hosting
------------------------------------------ -------------- --------------------------------------------------------
Ensco                                        4/26/2000    Hazardous Materials Disposal
------------------------------------------ -------------- --------------------------------------------------------
5 Star Wireless                               Various     Cellular Telephone Service
------------------------------------------ -------------- --------------------------------------------------------
Caprock Health Plans, Inc.                   11/1/2000    Health Insurance Administration
------------------------------------------ -------------- --------------------------------------------------------
Cintas, Inc.                                 7/12/2000    Employee Uniforms
------------------------------------------ -------------- --------------------------------------------------------
Ernst and Young                              1/19/2001    Audit and Tax Services
----------------------------------------- -------------- --------------------------------------------------------
fd2s                                         2/6/2001     Marketing Services
------------------------------------------ -------------- --------------------------------------------------------
Fireant                                     11/22/1999    Marketing Services
------------------------------------------ -------------- --------------------------------------------------------
Flight Safety International                  12/1/1999    Pilot Training Services
------------------------------------------ -------------- --------------------------------------------------------
IHR                                          2/16/1999    Security Services
------------------------------------------ -------------- --------------------------------------------------------
itelligence                                 11/14/2000    Software maintenance agreement
------------------------------------------ -------------- --------------------------------------------------------
MCI Telecommunications                       11/1/2000    Long distance telephone and 800 no. services
------------------------------------------ -------------- --------------------------------------------------------
Realization Services, Inc.                   7/28/2001
------------------------------------------ -------------- --------------------------------------------------------
The SALT Group                              11/16/2000    Tax consulting services
------------------------------------------ -------------- --------------------------------------------------------
William Wheat                                4/19/2000    FAA DER Mech Systems
------------------------------------------ -------------- --------------------------------------------------------
Workers Assistance Program                   1/9/1997     Employee consulting services
------------------------------------------ -------------- --------------------------------------------------------
CACC, Inc.                                                Telephone auditing
------------------------------------------ -------------- --------------------------------------------------------
MFG, Inc.                                                 Environmental consulting services
------------------------------------------ -------------- --------------------------------------------------------
Monterey Iron                                6/8/1998     Royalty for metal recycling
------------------------------------------ -------------- --------------------------------------------------------

--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit C
                                       to
                            Asset Purchase Agreement

                             Form of Sales Tax Note
                             ----------------------

                                 Promissory Note

Date:                          [dated as of Closing Date]

Maker: Advanced Aerodynamics & Structure, Inc., a Delaware corporation

Payee: Mooney Aircraft Corporation, a New Jersey corporation

Place For Payment:             Louis Schreiner Field
                               Kerrville, TX  78028

Principal Amount:              ONE HUNDRED FIFTY-FOUR THOUSAND FOUR HUNDRED
                               EIGHTY-EIGHT AND 71/100 DOLLARS ($154,488.71).

Annual Interest Rate:          FOUR AND THREE QUARTERS PERCENT (4.75%); which
                               interest rate shall be adjusted as and when provided by order of the United States Bankruptcy
                               Court for the Western District of Texas, San
                               Antonio Division in connection with the
                               following case pending before it: In re: Mooney
                               Aircraft Corporation, Case No. 01-53433-K.

Maturity Date:                 On the sixth (6th) anniversary of the Date
                               hereof.

Terms of Payment               The Principal Amount and interest are due and
(principal and interest):      payable in equal monthly installments of TWO
                               THOUSAND FOUR HUNDRED SEVENTY AND 15/100 DOLLARS
                               ($2,470.15) on the first (1st) day of each month, beginning on the first day of the month immediately succeeding the Date hereof, and continuing until the Maturity Date, when the entire amount of principal and accrued, unpaid interest will be payable in full. Payments will be applied first to accrued interest and the remainder to reduction of the Principal
                               Amount.

Security for Payment:          None.

Other Terms:

Maker promises to pay to the order of Payee the Principal Amount plus interest at the Annual Interest Rate. This Note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. Maker may prepay this Note at any time during the term hereof by delivering to Payee at the Place for Payment the unpaid principal balance as of the date of prepayment plus interest earned through the date of prepayment.

If Maker defaults in the payment of this Note, Payee may declare the unpaid principal balance and earned interest on the Note immediately due. Maker and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to

--------------------------------------------------------------------------------
Asset Purchase Agreement
accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law. Maker also promises to pay reasonable attorney's fees and court and other costs if this Note is placed in the hands of an attorney to collect or enforce the Note. These expenses will bear interest from the date of advance at the Annual Interest Rate. Maker will pay Payee these expenses and interest on demand at the Place for Payment.

Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

                                        MAKER:

                                        Advanced Aerodynamics & Structure, Inc., a Delaware corporation

                                        By:          [EXHIBIT ONLY]
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit D
                                       to
                            Asset Purchase Agreement

          Form of Bill of Sale and Assignment and Assumption Agreement
          ------------------------------------------------------------

                                BILL OF SALE AND
                                ----------------
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

         THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of [insert closing date here], is made, executed and delivered pursuant to that certain Asset Purchase Agreement, dated as of ____________________, [describe any amendments] (as amended, the "Purchase Agreement"), by and between Mooney Aircraft Corporation, a New Jersey corporation, debtor-in-possession under Chapter 11 Case No. 01-53433-K, jointly administrated, in the United States Bankruptcy Court for the District of Delaware ("Seller") and Advanced Aerodynamics & Structure, Inc., a Delaware corporation ("Buyer"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

         WHEREAS, pursuant to the Purchase Agreement, Seller agreed to sell to Buyer the Assets and Buyer agreed to purchase and accept the Assets and assume the Assumed Liabilities, upon the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, Seller has obtained an order of the Bankruptcy Court, dated _______________ authorizing Seller, among other things, to sell the Assets to Buyer upon the terms and conditions set forth in the Purchase Agreement (the "Order"); and

         WHEREAS, Buyer has assigned [some/all] of its rights, obligations and interests to the Purchase Agreement to its affiliate, ____________________ ("Assignee"), in accordance with the terms of the Purchase Agreement and pursuant to that certain Assignment Agreement, dated as of the date hereof.

         NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and in the Purchase Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and accepted), Seller, Buyer and Assignee do hereby agree as follows:

         1. Transfer of Assets. Seller, in consideration of the Purchase Price
            ------------------
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer and assign to Assignee forever, and Assignee hereby purchases and acquires from Seller, all of such Seller's right, title and interest, in, to and under all of the Assets (including, without limitation, the Assumed Contracts and the Assumed Leases listed on Exhibit A attached hereto), free and clear of all Liens except as
          ---------
specifically provided in the Order.

         2. Liabilities and Obligations.  As of the Closing, Assignee shall
            ---------------------------
assume and thereafter in due course pay and fully satisfy the Assumed Liabilities in accordance with the

--------------------------------------------------------------------------------
Asset Purchase Agreement
terms of the Purchase Agreement.

         3. Assets Conveyed "AS IS". The Assets are hereby conveyed in their
            -----------------------
present condition, AS IS, WHERE IS, AND WITH ALL FAULTS. Except for the warranty of marketable title, Seller makes no warranties or representations of any nature whatsoever regarding the Assets including, but not limited to, warranties of fitness for a particular purpose, or of merchantability, all of which are excluded.

         4. Further Assurances; Power of Attorney. In accordance with, and as
            -------------------------------------
more specifically set forth in, the Purchase Agreement, Seller shall, from time to time after the delivery of this Agreement, at Assignee's request and without further consideration, take all steps reasonably necessary to give Assignee, or its permitted successors and assigns, all rights, title, interest and possession, as applicable, to the Transferred Assets and to execute and deliver any and all documents, instruments and certificates to evidence the same. In addition, Seller hereby irrevocably constitutes and appoints Assignee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller, or in its own name, from time to time in the Assignee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby.

         5. Severability.  If any provision of this Agreement or the application
            ------------
of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         6. Conflicts with Purchase Agreement.  To the extent there is a
            ---------------------------------
conflict between the terms and provisions of this Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement will govern.

         7. Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

             [The remainder of this page intentionally left blank.]

--------------------------------------------------------------------------------
Asset Purchase Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment and Assumption Agreement to be duly executed as of the day and year first written above.

                               Buyer:
                               -----

                               ADVANCED AERODYNAMICS & STRUCTURE, INC.
                               a Delaware corporation

                               By:               [EXHIBIT ONLY]
                                        -----------------------------------
                               Name:
                                        -----------------------------------
                               Title:
                                        -----------------------------------

                               Assignee:
                               --------

                               --------------------------------------------
                               a Delaware corporation

                               By:               [EXHIBIT ONLY]
                                        -----------------------------------
                               Name:
                                        -----------------------------------
                               Title:
                                        -----------------------------------


                               Seller:
                               ------

                               MOONEY AIRCRAFT CORPORATION,
                               a New Jersey corporation

                               By:                   [EXHIBIT ONLY]
                                        -----------------------------------
                                        Greg T. Murray, Responsible Person


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Asset Purchase Agreement

                                    Exhibit E
                                       to
                            Asset Purchase Agreement

                                 Form of Release
                                 ---------------

                      GENERAL GLOBAL RELEASE OF ALL CLAIMS

         This General Global Release of All Claims ("Release") is made by Mooney Aircraft Corporation, a New Jersey corporation ("Mooney") for the benefit of Advanced Aerodynamics & Structure, Inc., a Delaware corporation and those persons in privity with it as named or identified herein (all collectively referred to as "AASI"), and is delivered to AASI in connection with the Asset Purchase Agreement, dated March ____, 2002, by and between Mooney, as seller, and AASI, as buyer (the "Purchase Agreement").

         WHEREAS, Mooney is the Debtor-in-Possession under the Bankruptcy Case (as defined below). For purposes of this Release, the "Bankruptcy Case" is defined as In re: Mooney Aircraft Corporation, Case No. 01-53433-K, United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the "Bankruptcy Court").

         WHEREAS, Section 15(b) of the Purchase Agreement provides that at
                  -------------
Closing (as defined in the Purchase Agreement), Mooney is to release AASI from certain claims, and in accordance therewith, Mooney is required to provide to AASI this Release in order to verify the terms of the release provided for in
Section 15(b);
-------------

         NOW, THEREFORE, as a material inducement to AASI to consummate the transaction contemplated in the Purchase Agreement, and in consideration of the payments and promises delivered by AASI at the Closing under the Purchase Agreement and further in exchange of other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mooney hereby releases, acquits and forever discharges AASI, and to the extent acting in his, her or its capacity of officer, director, employee, consultant or agent of AASI or any of its affiliates, each of Nelson Happy, Roy Norris, Dale Ruhmel, Gene Comfort, Joe Sarachek, Balfour Advisors, L.L.P., Christopher Rossman, Arie Robinewetz, Solomon Obosbul, LH Financial Services Corp., Haynes and Boone, LLP, Patrick Hughes, Eric Terry, Jennifer Bligh, Luce, Forward, Hamilton & Scripps, LLP, their owners, predecessors, successors, assigns, agents, directors, officers, employees, former employees, representatives, attorneys, divisions, parents, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, (the "Releasees") from any and all complaints, Claims, controversies, demands, rights, disputes, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, and whether or not arising out of, or in any way related to Mooney's Bankruptcy Case, which Mooney and all those claiming by, through or under Mooney may have or claim to have against any of the Releasees (the "Released Claims"). The definition of Released Claims includes, but is not limited to, any claim or cause of action under 11 U.S.C. ss.544, 547 and 548 and any other statutory or common law cause of action, whether in tort, contract or in equity.

Other terms:

         1. Definition of Claims:  As used in this Release, the term "Claims"
            --------------------
means any and all liabilities, obligations, claims, actions, demands, causes of action, suits, counterclaims,


--------------------------------------------------------------------------------
Asset Purchase Agreement
defenses, debts, sums of money due or owed, costs, expenses, damages, attorney fees, accounts, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries and losses, of whatever kind or character, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, absolute, fixed, conditional, or contingent, matured or unmatured, liquidated or unliquidated in amount, due or to become due, and whether arising by contract, tort or otherwise, which any releasing party or parties may have, or have had, against each other which existed on or before the effective date of this Release and that was or could have been asserted or made in any way related to Mooney's Bankruptcy Case.

         2. Obligations under Asset Purchase Agreement. Notwithstanding anything
            ------------------------------------------
to the contrary contained herein, the term "Released Claims" shall not apply to, and this Release shall not be deemed effective with respect to any and all claims arising directly from a breach by AASI of its obligations under: (a) the Purchase Agreement; and/or (b) any documents executed by AASI in connection with the Closing (as defined under the Purchase Agreement) of the transactions contemplated by the Purchase Agreement. Furthermore, this Release shall not operate to bar any defense of Mooney under the Purchase Agreement.

         3. Effective Time of Release.  This Release set forth herein shall
            -------------------------
become effective and binding upon Mooney as of the date hereof.

         4. Agreements.  Mooney understands and agrees: (a) that the
            ----------
consideration for this Release is contractual and not a mere recital, and (b) that this Release is binding upon Mooney, its heirs, successors, and assigns, and all persons and entities claiming by or through Mooney, and inures to the benefit of AASI, its heirs, successors, and assigns, and all persons and entities claiming by or through AASI.

         5. Ownership of Claims.  Mooney warrants and represents that it is
            -------------------
currently the owner of all Claims it has released herein, and that the same have not been assigned, pledged or made subject to any contract to or with any other person or entity.

         6. Miscellaneous.
            -------------

            (a) Entire Release. This Release constitutes the entire
                --------------
         understanding and agreement between the Parties with respect to the matters set forth herein and supersedes all previous statements, promises, or representations between the Parties. This Release can be amended, supplemented or changed only by written instrument signed by both Mooney and all Releasees.

            (b) Governing Law.  This Release shall be governed by, and construed
                -------------
         in accordance with the laws of the State of Texas.

            (c) Further Assurances. Mooney further agrees that, upon request by
                ------------------
         Releasees, it shall do such further acts and deeds and shall execute, acknowledge, deliver and record such other documents and instruments as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purpose of this Release.

            (d) Lawful Authority.  The person executing on behalf of Mooney
                ----------------
         hereby personally represents and warrants to AASI that he or she has been fully authorized to


--------------------------------------------------------------------------------
Asset Purchase Agreement
         execute and deliver this Release on behalf of such entity pursuant to a duly adopted resolution or other binding authority.

            (e) No Waiver. No consent or waiver expressed or implied by any
                ---------
         beneficiary of this Release to or of any breach or default by any party to this Release in the performance by such other party of its or his obligations hereunder shall be deemed or construed to be a consent or waiver to or of any breach or default of any other party of the same or any subsequent obligations hereunder. Failure on the part of any party to this Release to complain of any act or failure to act of any party to this Release or to declare such part in default, irrespective of how long such failure continues, shall not constitute a waiver by the non-defaulting parties of their rights hereunder.

            (f) Severability. If any nonmaterial provision of this Release is
                ------------
         held to be unlawful, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, and this Release shall be construed and enforced without giving effect to such unlawful, invalid or unenforceable, nonmaterial provision.

            (g) Representation by Counsel. Mooney acknowledges that it has been
                -------------------------
         represented by independent counsel of its own selection throughout the negotiations which preceded the execution and delivery of this Release. Furthermore, Mooney and its counsel, has had adequate opportunity to make, and has made, whatever investigation or inquiry that has been deemed necessary or desirable in connection with the subject matter of this Release prior to its or his execution and delivery.

            (h) Facsimile Copies.  Facsimile and counterpart copies of this
                ----------------
         Release and the signatures of the parties hereto shall be deemed to be originals for all purposes.

                          [signature on following page]

--------------------------------------------------------------------------------
Asset Purchase Agreement

                                 Signature Page
                                       to
                      General Global Release of All Claims


         SIGNED this _____ day of ____________________, 2002.

                                         MOONEY AIRCRAFT CORPORATION,
                                         a New Jersey corporation

                                         By:        [Exhibit Only]
                                             ----------------------------------
                                             Greg T. Murray, Responsible Person


STATE OF TEXAS                 ss.
                               ss.
COUNTY OF         ___________  ss.

Before me, a Notary Public, on this day personally appeared Greg T. Murray, known to me to be the person and Responsible Person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of MOONEY AIRCRAFT CORPORATION, a New Jersey corporation, and that he has executed the same on behalf of the corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of office this ____ day of ____________________, 2002.

                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

(SEAL)

CONSENTED TO BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS:

                                          By:      ____________________________
                                          Name:    ____________________________
                                          Title:   ____________________________



--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit F
                                       to
                            Asset Purchase Agreement

                          Form of Special Warranty Deed
                          -----------------------------

                              Special Warranty Deed

Date:                                   [date of Closing]

                                        Mooney Aircraft Corporation,
Grantor:                                a New Jersey corporation

Grantor's Mailing Address:              Louis Schreiner Field
                                        Kerrville, Kerr County, TX  78028

Grantee: Advanced Aerodynamics & Structure, Inc., a Delaware corporation [If assigned by Buyer - Assignee's name should go here instead]

Grantee's Mailing Address:              3205 Lakewood Blvd.
                                        Long Beach Airport, CA  90808

Consideration:                          TEN AND NO/100 DOLLARS ($10.00) and
                                        other good and valuable consideration,
                                        the receipt and sufficiency of which is
                                        hereby acknowledged.

Property (including any improvements):  [to be filled in at closing - based on title commitment description]

Reservations from Conveyance:           None.

Exceptions to Conveyance and Warranty:  See Exhibit "A" attached hereto.
                                            -----------

         Grantor, for the Consideration and subject to the Exceptions to Conveyance (the "Permitted Exceptions"), grants, sells, and conveys to Grantee
                 --------------------
the Property, together with all and singular the rights and appurtenances thereto in any way belonging, to have and to hold it to Grantee and Grantee's successors and assigns forever. Except as to the Permitted Exceptions, Grantor binds Grantor and Grantor's successors to warrant and forever defend all and singular the Property to Grantee and Grantee's successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof when the claim is by, through, or under Grantor, but not otherwise.

         When the context requires, singular nouns and pronouns include the plural.

--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    GRANTOR:

                                    MOONEY AIRCRAFT CORPORATION,
                                    a New Jersey corporation

                                    By:               [EXHIBIT ONLY]
                                             -----------------------------------
                                             Greg T. Murray, Responsible Person



STATE OF TEXAS           ss.
                         ss.
COUNTY OF ________       ss.

         This instrument was acknowledged before me this _____ day of ______________, 20____, by Greg T. Murray, Responsible Person of MOONEY AIRCRAFT CORPORATION, a New Jersey corporation, on behalf of said corporation.

                                             -----------------------------------
                                             Notary Public, State of Texas

[NOTARY STAMP]


--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit A
                                       to
                              Special Warranty Deed

                          List of Permitted Exceptions
                          ----------------------------

[to be filled in at closing based on title commitment]


--------------------------------------------------------------------------------
Asset Purchase Agreement

                                    Exhibit G
                                       to
                            Asset Purchase Agreement

                                 Form of Warrant
                                 ---------------

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                      Right to Purchase _________ shares of
                                      Common Stock of Advanced Aerodynamics &
                                      Structures, Inc. (subject to adjustment
                                      as provided herein)

COMMON STOCK PURCHASE WARRANT
No. ____                                       Issue Date:  ______________, 2002

ADVANCED AERODYNAMICS & STRUCTURES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ________________________________________ (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., California time, through two years from the later of (i) _______________ or (ii) the Effective Date of a Plan of Reorganization for Mooney Aircraft Company, a subsidiary of the Company, but in no event later than August 31, 2004 (the "Expiration Date"), up to ___________ fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company. The shares of Common Stock purchaseable hereunder shall have a per share purchase price of $.45. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price". The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Advanced Aerodynamics & Structures, Inc. and any corporation which shall succeed or assume the obligations of Advanced Aerodynamics & Structures, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Class A Common Stock, $.0001 par value per share, as authorized on the date of the Subscription Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to

--------------------------------------------------------------------------------
Asset Purchase Agreement
preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1.   Exercise of Warrant.
     -------------------

1.1. Number of Shares Issuable upon Exercise. From and after the date hereof
     ---------------------------------------
through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the holder hereof
     -------------
by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a
     ----------------
fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

     (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

--------------------------------------------------------------------------------
Asset Purchase Agreement

     (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

     (c) Except as provided in clause (d) below, if the Company's Common
Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of
     ----------------------
the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.6. Trustee for Warrant Holders. In the event that a bank or trust company
     ---------------------------
shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.1  Delivery of Stock Certificates, etc. on Exercise. The Company agrees that
     ------------------------------------------------
the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

--------------------------------------------------------------------------------
Asset Purchase Agreement

2.2. Cashless Exercise.
     -----------------

     (a) Payment may be made either in (i) cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section (b) below or
(iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

     (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                    X = Y (A-B)
                        -------
                           A

            Where    X  =   the number of shares of Common Stock to be issued
                            to the holder

                     Y  =   the number of shares of Common Stock
                            purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
                            (at the date of such calculation)

                     A  =   the Fair Market Value of one share of the
                            Company's Common Stock (at the date of such calculation)

                     B  =   Purchase Price (as adjusted to the date of such
                            calculation)

3.   Adjustment for Reorganization, Consolidation, Merger, etc.
     ----------------------------------------------------------

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from
     -------------------------------------------
time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

--------------------------------------------------------------------------------
Asset Purchase Agreement

3.2. Dissolution. In the event of any dissolution of the Company following the
     -----------
transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or
     ---------------------
transfer (and any dissolution following any transfer) referred to in this
Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Common Stock. In the event that the Company
   -------------------------------------------
shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased or decreased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment
   -----------------------------
in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be

--------------------------------------------------------------------------------
Asset Purchase Agreement
received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 12 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial
   ---------------------------------------------------------------------
Statements. From and after forty-five (45) days after the Issue Date of this
----------
Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable
   -------------------------------
securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the
   ----------------------
Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration. This Warrant has been issued without registration under the
   ------------
Securities Act of 1933, as amended, in accordance with Section 1145 of the United States Bankruptcy Code. Following the issuance of a "no action letter" by the staff of the Securities and Exchange Commission to the effect that this Warrant and the underlying shares may be resold without registration under the Securities Act of 1933, the legend set forth on the face of this Warrant will be removed upon request of the Warrant Holder.

10. Call Option.  The Company shall have the option to "call" the Warrants (the
    -----------
"Warrant Call"), in accordance with and governed by the following:

    (a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised.

    (b) Unless otherwise agreed to by the Holder of this Warrant, the Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) on or about the same issue date as this Warrant in

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Asset Purchase Agreement
proportion to the amounts of Common Stock which can be purchased by the respective Warrant Holders in accordance with the respective Warrant held by each.

    (c) The Company may give a Call Notice if and only if the closing sale price of the Common Stock, as reported on the NASD OTC Bulletin Board, NASDAQ National Market, NASDAQ SmallCap Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is, at the time, the principal trading exchange or market for the Common Stock (the "Principal Market")), of if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded, for each of the ten (10) trading days prior to but not including the date of the Call Notice (the "Lookback Period") is at least $.90 and the average daily trading volume of the Common Stock during the Lookback Period is not less than twenty-five thousand (25,000) Common Shares.

    (d) The respective Warrant Holders shall exercise their Warrant rights and purchase the appropriate Warrant Shares and pay for same within fourteen
(14) business days of the date of the Call Notice. If the Warrant Holder fails to timely pay the funds or deliver the Warrant Shares issued upon cashless exercise required by the Warrant Call, the Company may elect to cancel a corresponding amount of this Warrant.

11. Warrant Agent. The Company may, by written notice to the each holder of the
    -------------
Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12. Transfer on the Company's Books.  Until this Warrant is transferred on the
    -------------------------------
books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices. All notices and other communications from the Company to the holder
    -------
of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived,
    -------------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of California. Any dispute relating to this Warrant shall be adjudicated in Los Angeles County in the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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Asset Purchase Agreement

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        ADVANCED AERODYNAMICS & STRUCTURES, INC.



                                        By:
                                           -------------------------------------
                                           Roy Norris, Chief Executive Officer

Witness:






-------------------------


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Asset Purchase Agreement

                                    Exhibit A
                                   to Warrant

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  Advanced Aerodynamics & Structures, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___  ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________ whose address is _________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________             __________________________________________
                                      (Signature must conform to name of holder as specified on the face of the Warrant)


                                      __________________________________________

                                      __________________________________________
                                      (Address)

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Asset Purchase Agreement

                                    Exhibit B
                                   to Warrant

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Advanced Aerodynamics & Structures, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Advanced Aerodynamics & Structures, Inc. with full power of substitution in the premises.

--------------------------------------------------------------------------------
Transferees                Percentage Transferred          Number Transferred
-----------                ----------------------          ------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:  ______________, ___________    _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

__________________________             _________________________________________
         (Name)
                                       _________________________________________
                                                     (address)

                                       _________________________________________

                                       _________________________________________
ACCEPTED AND AGREED:                                 (address)
[TRANSFEREE]


__________________________
         (Name)







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Asset Purchase Agreement